Exhibit 10.3

EPIQ SYSTEMS, INC.

INDUCEMENT RESTRICTED STOCK AWARD AGREEMENT

THIS INDUCEMENT RESTRICTED STOCK AWARD AGREEMENT (“Agreement”) is made as of the date of that certain Notice of Grant of Inducement Restricted Stock Award (the “Notice”), which is attached and is made a part of this Agreement, and is by and between Epiq Systems, Inc., a Missouri corporation (the “Company”), and you (the “Employee”).

WITNESSETH:

WHEREAS, the Board of Directors of the Company has adopted the Epiq Systems, Inc. 2015 Inducement Award Plan (the “Plan”);

WHEREAS, the Plan provides for granting of restricted stock awards to individuals not previously employees or non-employee directors of the Company (or following such individuals’ bona fide period of non-employment with the Company), as an inducement material to the individuals’ entry into employment with the Company pursuant to Rule 5635(c)(4) of the NASDAQ Listing Rules;

WHEREAS, the Employee has executed an employment agreement and/or offer letter (the “Employment Agreement”) with the employing company specified in the Employment Agreement (the “Employer”);

WHEREAS, as an inducement for the Employee to enter into the Employment Agreement, the Committee (as defined herein), or its delegate, has granted to the Employee an award of restricted shares of Common Stock (as defined below) of the Company as reflected in the Notice (the “Award”); and

WHEREAS, the Employee desires to accept the aforementioned Award in accordance with the terms and conditions of the Plan and this Agreement as set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants hereinafter set forth and for other good and valuable consideration, the parties agree as follows:

SECTION 1	GRANT OF AWARD.

The Committee, or its delegate, hereby grants as of                      (the “Grant Date”) to the Employee the number of shares of Common Stock reflected on the Notice (such number being subject to adjustment as provided in Section 7 hereof) (the “Restricted Stock”) on the terms and conditions and with the restrictions set forth in this Agreement and the Plan.

SECTION 2	RESTRICTIONS, NONTRANSFERABILITY.

The Restricted Stock, and all rights and privileges hereunder, are restricted, nonassignable and nontransferable by the Employee, either voluntarily or by operation of law except (i) by will, (ii) by operation of the laws of descent and distribution, or (iii) to an Employee’s Family Member (as defined herein) by gift or a qualified domestic relations order, and shall not be pledged or hypothecated in any way, until the restrictions are removed or expire as described in Section 4 herein. Any attempt to sell, assign, margin, transfer, encumber, convey, give, alienate, hypothecate, pledge or otherwise dispose of the shares of Restricted Stock while restricted will be void and ineffective and will give no right to any purported transferee, and may, at the discretion of the Committee, result in forfeiture of those shares of Restricted Stock.

SECTION 3	OTHER CONDITIONS.

(a) Termination of Employment. At such time as Employee ceases to be, or in the event Employee does not become, a director, officer or employee of, or otherwise perform services for, the Company or any Subsidiary for any reason, other than due to Employee’s death or Disability, all Unvested Shares (as defined below) will be immediately forfeited to the Company and Employee will have no rights therein. [If Employee’s employment or other service to the Company is terminated due to Employee’s death or Disability, all of Employee’s Unvested Shares will immediately become fully vested, free of all restrictions.]

(b) Change in Control. Immediately prior to a Change in Control (as defined herein), all restrictions on the Unvested Shares will lapse and thereafter the remaining Unvested Shares will vest, free of all restrictions.

SECTION 4	VESTING.

[Of the                     (                ) shares of Restricted Stock awarded [by the Committee] on the Grant Date and documented under this Agreement,                     (                ) shares shall vest immediately (the “Vested Shares”).]

Throughout the time Employee remains continuously employed by the Company or a Subsidiary, or continues to serve as a director of or provide other services to the Company, [the remaining] [                    ] (                ) shares of Restricted Stock awarded [by the Committee] on the Grant Date and documented under this Agreement will vest in accordance with the following vesting schedule:

Number of Shares	Full Vesting Date

The shares of Restricted Stock that have not vested (“Unvested Shares”) will remain subject to forfeiture in accordance with Sections 2 and 3 hereof.

SECTION 5	ISSUANCE OF SHARES.

(a) Unvested Shares. The Company will cause the Unvested Shares of Restricted Stock to be issued in the name of Employee by book-entry registration with the Company’s stock transfer agent. The Unvested Shares of Restricted Stock will be restricted from transfer and may be subject to an appropriate stop-transfer order.

Employee agrees, upon the request of the Company, to execute in blank and to deliver to the Company any related documents as may be deemed advisable by the Company in order to carry out effectively the provisions of this Agreement, and, by execution of this Agreement, Employee designates the Secretary of the Company as his or her attorney in fact, with full power and authority to execute on Employee’s behalf any of the foregoing documents.

(b) Vested Shares. After any shares of Restricted Stock vest pursuant to Section 4 above, and subject to the withholding of shares for applicable taxes pursuant to Section 9 hereof, the Company will promptly cause the Vested Shares to be issued in the name of Employee, either by book-entry registration or issuance of a stock certificate or certificates evidencing the whole Vested Shares (less any Vested Shares withheld to pay withholding taxes) and will cause any certificate or certificates to be delivered to Employee or Employee’s designee, free of any restrictive legend or stop-transfer order. The Company will pay to Employee the value of any fractional Vested Shares in cash at the time the certificates are delivered to Employee.

SECTION 6	RIGHTS AS A STOCKHOLDER.

Employee is entitled to certain rights of absolute ownership of the Unvested Shares of Restricted Stock, including the right to vote those Unvested Shares of Restricted Stock (but not the right to receive dividends thereon, which shall accrue and be payable only if and when such Unvested Shares become Vested Shares), subject, however, to the terms, conditions and restrictions described in this Agreement and the Plan.

SECTION 7	CHANGES IN CAPITAL STRUCTURE.

In the event of a reorganization, recapitalization, stock split, stock dividend, combination of shares, merger, consolidation, distribution of assets, or any other change in the corporate structure or shares of the Company, the Restricted Stock granted hereunder shall be subject to adjustment by the Committee in its sole discretion. Without limiting the generality of the foregoing, the Award shall not affect in any manner the right or power of the Company to make, authorize, or consummate: (i) any or all adjustments, recapitalizations, reorganizations or other changes in the Company’s capital structure or its business; (ii) any merger or consolidation of the Company; (iii) any issue by the Company of debt securities, or preferred or preference stock that would rank above the shares of Restricted Stock; (iv) the dissolution or liquidation of the Company; (v) any sale, transfer or assignment of all or any part of the assets or business of the Company; or (vi) any other corporate act or proceedings, whether of a similar character or otherwise.

SECTION 8	CONTINUATION OF EMPLOYMENT.

Nothing herein shall confer upon the Employee any right to continued employment, if applicable, or interfere with the right of the Company or a Subsidiary to terminate Employee’s employment at any time, for any reason as set forth in the Employment Agreement.

SECTION 9	TAX TREATMENT AND WITHHOLDING TAXES.

Employee acknowledges and agrees that the Company will withhold Vested Shares otherwise deliverable to Employee under this Agreement in order to pay for any federal, state or local taxes of any kind required by law to be withheld with respect to the Restricted Stock or this Award. The fair market value of the Vested Shares to be withheld by the Company will be the Fair Market Value (as defined herein) as of the date the amount of tax to be withheld is determined. In addition, Employee acknowledges and agrees that the Company has the right, to the maximum extent permitted by law, to deduct from any payment of any kind (including salary or bonus), other payments or awards otherwise due to Employee, any taxes described in the previous sentence required by law to be withheld by the Company with respect to the Restricted Stock or this Award. Finally, Employee acknowledges that he or she is aware that any taxes referred to in this Section 9 may be due upon the vesting of all or a portion of the Restricted Stock.

The foregoing is not intended as tax advice by the Company to Employee. The Employee should consult his or her own tax advisor.

SECTION 10	GOVERNMENT REGULATIONS, REGISTRATION AND LISTING OF STOCK.

This Agreement, this Award and the Company’s obligation to deliver Common Stock evidencing the Restricted Stock under this Agreement will be subject to all applicable federal, state and local laws, rules and regulations and to such approvals which may be required by regulatory or governmental agencies. Employee represents and covenants that if in the future Employee decides to offer or dispose of any of the Restricted Stock subject to this Agreement or interest therein, Employee will do so only in compliance with this Agreement, the Securities Act of 1933, as amended, and all the applicable state securities laws.

SECTION 11	DEFINITIONS.

For purposes of this Agreement, the following terms shall have the meanings set forth below:

(a) “Board of Directors” and “Board” mean the board of directors of the Company.

(b) “Change in Control” means the consummation of an event constituting one of the following:

(i) if any “person” or “group” as those terms are used in Sections 13(d) and 14(d) of the Exchange Act or any successors thereto is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act or any successor thereto), directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of the Company’s then outstanding voting securities; or

(ii) during any period of two consecutive years, a majority of the Board ceases to be constituted by individuals who either (A) at the beginning of such period constituted the Board, or (B) thereafter became new directors whose election by the Board or nomination for election by the Company’s stockholders was approved by at least two-thirds of the directors then still in office who either were directors at the beginning of the period or whose election was previously so approved; or

(iii) a merger or consolidation of the Company with any other entity in which the Company is not the surviving entity (in each case, the surviving entity of such merger or consolidation shall be the New Employer, as defined below), other than a merger or consolidation (A) which would result in all or a portion of the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 50% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation or (B) by which the corporate existence of the Company is not affected and following which the Company’s chief executive officer and directors retain their positions with the Company (and constitute at least a majority of the Board); or

(iv) the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all the Company’s assets.

(c) “Committee” means the Compensation Committee of the Board or such other committee that consists solely of two or more members of the Board, each of whom is a “Non-Employee Director” within the meaning of SEC Rule 16b-3 and is an “outside director” within the meaning of Treasury Regulation §1.162-27(e)(3); provided that, if for any reason the Committee shall not have been appointed by the Board to administer compensation awards, all authority and duties of the Committee under this Agreement shall be vested in and exercised by the Board, and the term “Committee” shall be deemed to mean the Board for all purposes herein.

(d) “Common Stock” means the Common Stock, par value $0.01 per share, of the Company, and any other shares into which such stock may be changed by reason of a recapitalization, reorganization, merger, consolidation or any other change in the corporate structure or capital stock of the Company.

(e) “Disability” means a disability that would entitle an eligible Employee to payment of monthly disability payments under any Company long-term disability plan or as otherwise determined by the Committee.

(f) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(g) “Fair Market Value” of a share of Common Stock of the Company means, as of the date in question, the officially-quoted closing selling price of the stock (or if no selling price is quoted, the bid price) on the principal securities exchange on which the Common Stock is then listed for trading (including for this purpose the NASDAQ Global Select Market) (the “Market”) for the applicable trading day or, if the Common Stock is not then listed or quoted in the Market, the Fair Market Value shall be the fair value of the Common Stock determined in good faith by the Committee.

(h) “Family Member” has the meaning given to such term in General Instructions A.1(a)(5) to Form S-8 under the Securities Act of 1933, as amended, and any successor thereto.

(i) “New Employer” means the employer of Employee under this Agreement, or the parent or a subsidiary of such employer, immediately following a Change in Control.

(j) “Subsidiary” means a corporation or other entity of which outstanding shares or ownership interests representing 50% or more of the combined voting power of such corporation or other entity entitled to elect the management thereof, or such lesser percentage as may be approved by the Committee, are owned directly or indirectly by the Company.

SECTION 12	GOVERNING LAW.

This Agreement shall be subject to, and governed by, the Laws of the State of Missouri irrespective of the fact that one or more of the parties now is, or may become, a resident of a different state or country. The headings in this Agreement are solely for convenience of reference and will not affect its meaning or interpretation.

SECTION 13	CONSTRUCTION.

This Agreement, together with the Plan, contains a complete statement of all the arrangements between the Company and Employee with respect to its subject matter. In the event any parts of this Agreement are found to be void, the remaining provisions of this Agreement shall nevertheless be binding with the same effect as though the void parts were deleted. Capitalized terms not defined herein have the meanings assigned to them in the Plan.

SECTION 14	BINDING EFFECT.

This Agreement shall inure to the benefit of and be binding on the parties hereto and their respective heirs, executors, administrators, successors and assigns.

SECTION 15	THE PLAN.

The Award is subject to, and the Company and the Employee agree to be bound by, all of the terms and conditions of the Plan as the same shall be amended from time to time in accordance with the terms thereof, but, unless otherwise provided by the Plan, no such amendment shall adversely affect the Employee’s rights under this Award, without his or her consent. Pursuant to the Plan, the Board or the Committee, as the case may be, has final authority to construe and interpret the provisions of the Plan and this Agreement. A copy of the Plan in its present form is available for inspection by the Employee during business hours at the principal office of the Company.

Notice of Grant of Inducement Restricted Stock Award

and

Inducement Restricted Stock Award Agreement

[INSERT NAME]	Award number:
[INSERT ADDRESS]	Plan:
ID:
	Company:	Epiq Systems, Inc. ID: 48-1056429 501 Kansas Avenue Kansas City, KS 66105-1309

Effective                     , you have been granted an inducement restricted stock award of                 shares of Epiq Systems, Inc. (the Company) common stock. These shares are restricted until the vest date(s) shown below.

The current total value of the award as of the date of the grant is $        .

The award will fully vest in increments on the date(s) shown.

Shares	Full Vest Date

By your signature and the Company’s signature below, you and the Company agree that this inducement restricted stock award is granted under and governed by the terms and conditions of the Epiq Systems, Inc. 2015 Inducement Award Plan and that certain Epiq Systems, Inc. Inducement Restricted Stock Award Agreement, which is attached hereto and made a part hereof.

Epiq Systems, Inc.	Date

[INSERT NAME]	Date